Exhibit 21


                            SUBSIDIARIES OF REGISTRANT


Name of Subsidiary                               Incorporation

  First National Bank                              United States
  FNB Financial Services, Inc.                     Virginia
  FNBO Co., Inc.                                   Virginia
  FNB Salem Bank and Trust, N.A.                   United States
  Bedford Federal Savings Bank,
        National Association                       United States
  FNB (VA) Statutory Trust I                       Connecticut
  FNB (VA) Statutory Trust II                      Connecticut